Exhibit 99

  Printronix Announces Fourth Quarter and Fiscal Year 2005 Results;
                     Increased Revenue and Profits

    IRVINE, Calif.--(BUSINESS WIRE)--May 5, 2005--Printronix, Inc., (NASDAQ:PTNX), the leading manufacturer of integrated enterprise printing solutions for the supply chain, today announced fiscal fourth quarter revenue of $32.7 million, up 3.6% from $31.6 million in the same period of fiscal 2004. The company reported net income for the quarter of $0.8 million, or $0.12 per diluted share, compared with net income of $45,000, or $0.01 per diluted share, in the same period of fiscal 2004.
    Revenue for the fiscal year 2005, which ended March 25, 2005, was $131.7 million, up 5.3% from $125.1 million a year ago. Net income for fiscal 2005 was $2.1 million, or $0.32 per diluted share, up from net income of $0.6 million, or $0.11 per diluted share, a year ago.
    Gross margin was 38.7% for the fourth quarter, up from 38.0% in the same period one year ago, primarily as a result of a stronger Euro. For fiscal 2005, gross margin was 39.1%, up from 37.9% for the prior fiscal year, primarily due to higher sales volumes and a stronger Euro, and was somewhat offset by product mix changes.
    Operating expenses in the fourth quarter were $11.9 million, down from $12.3 million in the same period of the previous fiscal year due primarily to higher engineering costs related to the initial development of RFID products last year. Operating expenses for fiscal year 2005 were $48.6 million, up from $46.4 million in the prior fiscal year due primarily to the expansion of sales and marketing efforts, primarily in the EMEA and Asia Pacific regions, marketing efforts related to launching RFID and demand generation programs. In addition, legal expenses and costs to comply with Sarbanes-Oxley requirements were higher in fiscal year 2005 than in the prior fiscal year.
    During the quarter, the company obtained an extension of its tax holiday in Singapore and reduced income tax expense accordingly, resulting in a tax benefit of $34 thousand. In the fourth quarter of fiscal 2004, the company booked net income tax benefits related to available research and development credits, resulting in a benefit of $0.5 million. Income tax expense for the fiscal year 2004 was lower than fiscal 2005 due to the research and development credits.
    The company ended the fiscal fourth quarter with cash of $44.9 million, up $8.2 million compared with the same period of fiscal 2004. The company did not repurchase any shares of its common stock during fiscal year 2005.
    "During fiscal 2005, we experienced a positive turnaround in sales for Printronix's worldwide core printer business, which was augmented by early success in the deployment of RFID printing solutions in the U.S. for Wal-Mart/DOD requirements," said Robert Kleist, President and CEO of Printronix. "With a strong balance sheet, Printronix is positioned to capitalize on a variety of opportunities to continue to grow in our core business as well as RFID, as that new technology continues to be deployed by a variety of industries."
    There will be an earnings conference call at 1:30 p.m. PT (4:30 p.m. ET) on May 5, 2005. The call will be broadcast live over the Internet and will be hosted by Robert Kleist, President and CEO and George Harwood, Senior Vice President and CFO. To access the live audio webcast, go to the Printronix Web site at www.printronix.com and select the conference call link to register.

    Except for historical information, this press release contains "forward-looking statements" about Printronix, within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as "objectives," "believes," "expects," "plans," "intends," "should," "estimates," "anticipates," "forecasts," "projections," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including: adverse business conditions and a failure to achieve growth in the computer peripheral industry and in the economy in general; the ability of the company to achieve growth in the Asia Pacific market; adverse political and economic events in the company's markets; a worsening of the global economy due to general conditions; a worsening of the global economy resulting from terrorist attacks or risk of war; a worsening of the global economy resulting from a resurgence of SARS (Severe Acute Respiratory Syndrome); the ability of the company to maintain our production capability in our Singapore plant or obtain product from our Asia Pacific suppliers should a resurgence of SARS occur; the ability of the company to hold or increase market share with respect to line matrix printers; the ability of the company to successfully compete against entrenched competition in the thermal printer market; the ability of the company to adapt to changes in requirements for RFID products by Wal-Mart and/or the Department of Defense and others; the ability of the company to attract and to retain key personnel; the ability of the company's customers to achieve their sales projections, upon which the company has in part based its sales and marketing plans; the ability of the company to retain its customer base and channel; the ability of the company to compete against alternate technologies for applications in our markets; and the ability of the company to continue to develop and market new and innovative products superior to those of the competition and to keep pace with technological change. The company does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

    About Printronix, Inc.

    Since 1974, Printronix, Inc. (NASDAQ:PTNX) has created innovative printing solutions for the industrial marketplace and supply chain. The company is the worldwide market leader in enterprise solutions for line matrix printing and has earned an outstanding reputation for its high-performance thermal and fanfold laser printing solutions. Printronix also has become an established leader in pioneering technologies, including radio frequency identification (RFID) printing, bar code compliance and networked printer management. Printronix is headquartered in Irvine, Calif. For more information, please visit www.printronix.com.


Printronix, Inc. and Subsidiaries

           Consolidated Statements of Operations (Unaudited)

               (Dollars in Thousands, Except Share and Per Share Data)

                        Three Months Ended        Twelve Months Ended
                  3/25/05   12/24/04    3/26/04    3/25/05    3/26/04

Revenue           $32,697    $33,928    $31,564   $131,711   $125,070
Cost of sales      20,041     20,410     19,577     80,189     77,670
Gross margin       12,656     13,518     11,987     51,522     47,400
Engineering and
 development        3,711      4,137      4,077     15,762     15,885
Sales and
 marketing          6,190      6,041      6,086     24,414     22,269
General and
 administrative     1,967      2,208      2,180      8,462      8,249
Total operating
 expenses          11,868     12,386     12,343     48,638     46,403
Income (loss)
 from operations      788      1,132       (356)     2,884        997
Other (income)
 expense, net          (2)      (113)        89        (46)       313
Income (loss)
 before taxes         790      1,245       (445)     2,930        684
(Benefit)
 provision for
 taxes                (34)       309       (490)       831         52
Net income           $824       $936        $45     $2,099       $632

Earnings Per
 Share:
Basic               $0.13      $0.15      $0.01      $0.33      $0.11
Diluted             $0.12      $0.14      $0.01      $0.32      $0.11

Shares Used in
 Earnings Per
 Share
 Computation:
Basic           6,429,487  6,373,220  5,956,981  6,356,236  5,734,633
Diluted         6,613,757  6,575,396  6,199,913  6,538,321  5,961,035

Gross margin %       38.7%      39.8%      38.0%      39.1%      37.9%
Operating
 expenses %          36.3%      36.5%      39.1%      36.9%      37.1%
Income (loss)
 from operations %    2.4%       3.3%      (1.1%)      2.2%       0.8%
Net income %          2.5%       2.8%       0.1%       1.6%       0.5%


                Consolidated Balance Sheets (Unaudited)

                                             (Dollars in Thousands)

                                          3/25/05  12/24/04   3/26/04
Assets
Cash and equivalents                      $44,905   $41,892   $36,671
Accounts receivable, net                   18,207    17,730    18,408
Inventory, net                             13,093    15,054    13,617
Other current assets                        4,318     4,923     6,932
Property, plant and equipment, net         32,926    33,254    34,960
Other assets                                2,017     1,262     1,221
    Total assets                         $115,466  $114,115  $111,809

Liabilities and Stockholders' Equity
Short-term debt                              $700      $700      $700
Accounts payable                            7,162     8,164     6,965
Other current liabilities                  12,244    11,331    11,962
Other long-term liabilities                16,044    15,953    15,989
Stockholders' equity                       79,316    77,967    76,193
    Total liabilities and stockholders'
     equity                              $115,466  $114,115  $111,809


Printronix, Inc. and Subsidiaries

                  Revenue Classification (Unaudited)


Revenue by Geographic Region

                     Three Months Ended            Percent of Total
                                                        Revenue
                    March 25, March 26,  Percent  March 25,  March 26,
                       2005      2004     Change     2005      2004
                      ($ in thousands)
Americas              $16,272   $14,967       8.7%     49.8%     47.4%
EMEA                   11,131    11,049       0.7%     34.0%     35.0%
Asia Pacific            5,294     5,548      (4.6%)    16.2%     17.6%
                      $32,697   $31,564       3.6%    100.0%    100.0%


Revenue by Product Technology

                     Three Months Ended            Percent of Total
                                                         Revenue
                    March 25, March 26,  Percent  March 25,  March 26,
                       2005      2004     Change     2005       2004
                      ($ in thousands)
Line matrix           $22,242   $21,710       2.5%     68.0%     68.8%
Thermal                 6,664     5,374      24.0%     20.4%     17.0%
Laser                   3,309     3,971     (16.7%)    10.1%     12.6%
Verification
 products                 482       509      (5.3%)     1.5%      1.6%
                      $32,697   $31,564       3.6%    100.0%    100.0%

RFID                     $765      $219     249.3%      2.3%      0.7%


Revenue by Channel

                     Three Months Ended            Percent of Total
                                                         Revenue
                    March 25, March 26,  Percent  March 25,  March 26,
                       2005      2004     Change     2005       2004
                      ($ in thousands)
OEM                    $9,780    $8,319      17.6%     29.9%     26.4%
Distribution           20,702    21,117      (2.0%)    63.3%     66.9%
Direct                  2,215     2,128       4.1%      6.8%      6.7%
                      $32,697   $31,564       3.6%    100.0%    100.0%


Revenue by Customer

                     Three Months Ended            Percent of Total
                                                         Revenue
                    March 25, March 26,  Percent  March 25, March 26,
                       2005      2004     Change     2005      2004
                      ($ in thousands)
Largest customer -
 IBM                   $6,522    $5,989       8.9%     19.9%     19.0%
Second largest
 customer               2,560     2,982     (14.2%)     7.8%      9.4%
Top ten customers      16,444    16,166       1.7%     50.3%     51.2%


Printronix, Inc. and Subsidiaries

                  Revenue Classification (Unaudited)


Revenue by Geographic Region

                    Twelve Months Ended            Percent of Total
                                                         Revenue
                    March 25, March 26,  Percent  March 25, March 26,
                       2005      2004     Change     2005      2004
                      ($ in thousands)
Americas              $62,419   $63,579      (1.8%)    47.4%     50.9%
EMEA                   46,651    42,183      10.6%     35.4%     33.7%
Asia Pacific           22,641    19,308      17.3%     17.2%     15.4%
                     $131,711  $125,070       5.3%    100.0%    100.0%


Revenue by Product
 Technology

                    Twelve Months Ended            Percent of Total
                                                         Revenue
                    March 25, March 26,  Percent  March 25, March 26,
                       2005      2004     Change     2005      2004
                      ($ in thousands)
Line matrix           $92,463   $89,620       3.2%     70.2%     71.6%
Thermal                24,249    18,345      32.2%     18.4%     14.7%
Laser                  12,874    14,715     (12.5%)     9.8%     11.8%
Verification
 products               2,125     2,390     (11.1%)     1.6%      1.9%
                     $131,711  $125,070       5.3%    100.0%    100.0%

RFID                   $2,647      $294     800.3%      2.0%      0.2%


Revenue by Channel

                    Twelve Months Ended            Percent of Total
                                                         Revenue
                    March 25, March 26,  Percent  March 25, March 26,
                       2005      2004     Change     2005      2004
                      ($ in thousands)
OEM                   $39,093   $39,093      (0.0%)    29.7%     31.3%
Distribution           84,530    78,962       7.1%     64.2%     63.1%
Direct                  8,088     7,015      15.3%      6.1%      5.6%
                     $131,711  $125,070       5.3%    100.0%    100.0%


Revenue by Customer

                    Twelve Months Ended            Percent of Total
                                                         Revenue
                    March 25, March 26,  Percent  March 25, March 26,
                       2005      2004     Change     2005      2004
                      ($ in thousands)
Largest customer -
 IBM                  $28,367   $27,929       1.6%     21.5%     22.3%
Second largest
 customer              10,426    11,090      (6.0%)     7.9%      8.9%
Top ten customers      66,479    64,234       3.5%     50.5%     51.3%

    CONTACT: Printronix, Inc., Irvine
             Robert A. Kleist, 714-368-2863
             George L. Harwood, 714-368-2384
             or
             EVC Group, Inc.
             Douglas M. Sherk (Investors), 415-896-6818 dsherk@evcgroup.com or
             Jennifer Beugelmans (Investors), 415-896-6817 jbeugelmans@evcgroup.com or
             WunderMarx, Inc.
             Cara Good (Media), 949-860-2434, Ext. 312
             cara.good@wundermarx.com